Exhibit 16.1

July 1, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

We have read Item 4.01 of the Current Report on Form 8-K of Cardax, Inc., dated July 1, 2021. We agree with the statements made in the first four paragraphs of Item 4.01 of such Form 8-K.

Yours truly,

/s/ KBL, LLP